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                                                                   EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in Solutia's Registration Statements on Form S-8 (Nos. 333-34561, 333-34587, 333-34589, 333-34591,
333-34593, 333-34683, and 333-35689) of our opinions dated February 25, 1998
(which includes an explanatory paragraph as to a change in method of accounting), appearing in and incorporated by reference in this annual report on Form 10-K of Solutia Inc. for the year ended December 31, 1997.

                                             /S/ DELOITTE & TOUCHE LLP

                                             DELOITTE & TOUCHE LLP
Saint Louis, Missouri
March 13, 1998

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